UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2021

NEXGEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-56066	26-4042544
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2150 Cabot Boulevard West, Suite B Langhorne, Pennsylvania	19067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2021, Yaakov Spinrad, Miranda J. Toledano and Adam Levy (the “Board Appointees”) were appointed to the board of directors (the “Board”) of NexGel, Inc. (the “Company”) to serve for a term expiring at the next annual meeting of stockholders or until her or his successor is duly elected and qualified.

Mr. Levy is currently the Chief Executive Officer of the Company. For the fiscal year ended 2020, Mr. Levy received cash compensation of $143,007 and a stock award equal to $83,000 from the Company and currently receives an annual base salary of $180,000. Mr. Levy will not serve on any committees of the Board.

Neither Mr. Spinrad nor Ms. Toledano has been appointed to any committees of the Board. However, the Board expects to appoint Ms. Toledano as the Chairman of its Audit Committee which the Board plans to establish in the near future.

In consideration for their appointment to the Board, each of the Board Appointees received a non-qualified stock option to purchase 500,000 shares of the Company’s common stock, par value $0.001, pursuant to the NexGel Inc. 2019 Long-Term Incentive Plan with a per share exercise price of $0.15 which will vest in four equal calendar quarterly installments beginning on October 1, 2021. Additionally, in anticipation to Ms. Toledano acting as the Chairperson of to-be-formed Audit Committee and, in consideration for acting as the Chairperson, the Board has agreed to pay Ms. Toledano a calendar quarter cash retainer of $10,000; provided, however, such cash retainer shall not be payable unless and until the Company’s common stock becomes listed on a national securities exchange.

Except as described herein, (i) no compensation or other arrangements were entered into between the Company and the Board Appointees in connection with her or his appointment as a director of the Company and (ii) there are no transactions between the Company and the Board Appointees or her or his immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Item 8.01  Other Events.

On September 9, 2021, the Company issued a press release regarding the appointment of Ms. Toledano to the Board.  A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference in its entirety.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

99.1	Press release of NexGel, Inc. issued on September 9, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2021

NEXGEL, INC.

	By:	/s/ Adam Levy
Adam Levy
Chief Executive Officer